Exhibit 3.2
By-Laws
of
CARPENTER TECHNOLOGY CORPORATION
As Last Amended Effective August 11, 2015

TABLE OF CONTENTS
Page
1. STOCKHOLDERS	1
1.1 Annual Meeting	1
1.2 Special Meetings	1
1.3 Place of Meetings	1
1.4 Notice of Meetings	1
1.5 Quorum and Adjournment	1
1.6 Voting; Proxies	2
1.7 Organization	2
1.8 Inspectors of Election	3
1.9 Opening and Closing of the Polls	3
1.10 Order of Business	3
1.11 Advance Notice of Stockholder Business and Nominations	4
1.12 Submission of Questionnaire, Representation and Agreement	11
1.13 Procedure for Election of Directors; Required Vote	12
2. BOARD OF DIRECTORS	13
2.1 General Powers; Number, Election and Term of Directors	13
2.2 Quorum and Manner of Acting	14
2.3 Annual and Regular Meetings	14
2.4 Special Meetings	14
2.5 Conference Telephone Meetings	14
2.6 Notice of Meetings	15
2.7 Resignation of Directors	15
2.8 Retirement of Directors	15
2.9 Vacancies	15
2.10 Action by Directors Without a Meeting	15
2.11 Compensation	15
2.12 Chairperson of the Board	15
3. COMMITTEES	16
3.1 Standing Committees	16
3.2 Executive Committee	16
3.3 Other Committees	16
3.4 Meetings of Committees	16
4. OFFICERS	17
4.1 Executive and Other Officers	17
4.2 Vacancies	17
4.3 The President	17
4.4 Chief Executive Officer	17
4.5 Vice Presidents	17
4.6 Chief Financial Officer	17
4.7 The Treasurer	17
4.8 The Secretary	18
4.9 The Controller	18
4.10 Subsidiary, Business Unit or Division Officers	18
4.11 Resignation of Officers	18
4.12 Removal	18
5. SHARES	19
5.1 Certificates	19
5.2 Transfers; Lost, Stolen or Destroyed Certificates	19
5.3 Transfer Agents and Registrars	19
6. INDEMNIFICATION	19
6.1 Indemnification	19
6.2 Mandatory Advancement of Expenses	21
6.3 Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.	21
6.4 Insurance, Other Indemnification and Advancement of Expenses	22
6.5 Definitions	22
6.6 Notices and Requests	22
6.7 Severability	22
7. MISCELLANEOUS	23
7.1 Seal	23
7.2 Dividends	23
7.3 Fiscal Year	23
7.4 Voting of Shares in Other Corporations	23
7.5 Waiver of Notice	23
7.6 Exclusive Forum	23
7.7 Amendments	23

1.	STOCKHOLDERS.
1.1	Annual Meeting. The annual meeting of stockholders shall be held at such place and time as may be fixed by resolution of the Board of Directors (the "Board").
1.2
Special Meetings.  Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders may be called only by the Board pursuant to a resolution approved by a majority of the entire Board.

1.3	Place of Meetings. The Board or the Chairperson of the Board may designate the place for any meetings of stockholders, either in or outside Delaware or by means of remote communication.
1.4
Notice of Meetings.  Written or printed notice of each meeting of stockholders shall be delivered by mail or by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) to each stockholder entitled to vote at the meeting, not less than 10 nor more than 60 days before the meeting, and shall state the time and place of the meeting and the purposes for which it is called.  If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.5 of these By-Laws.  Any previously scheduled meeting of stockholders may be postponed, and any special meeting of stockholders may be cancelled (unless the Certificate of Incorporation otherwise provides) by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

1.5
Quorum and Adjournment.  The presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business, except as otherwise provided by law.  In the absence of a quorum any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum is present, without further notice other than announcement at the meeting of the adjourned time and place (provided that if a meeting is adjourned for more than 30 days, or if a new record date is set, a new notice must be given).  The Chairperson of the Board or, in the absence of the Chairperson, the Chief Executive Officer may adjourn the meeting from time to time, whether or not there is a quorum.  No notice of the time and place, if any, of adjourned meetings need be given except as required by applicable law.  At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called.

1.6
Voting; Proxies.  Stockholders may attend meetings and vote either in person or by proxy.  Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i)
A stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy.  Execution may be accomplished by the stockholder or an authorized officer, director, employee or agent signing such writing or causing their signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii)
A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
1.7
Organization.  Meetings of stockholders shall be presided over by such person as the Board may designate as chairperson of the meeting, or in the absence of such a person, the Chairperson of the Board, or if none or in the Chairperson of the Board's absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer's absence or inability to act, the President, or if none or in the President's absence or inability to act, a Vice President, or, if none of the foregoing is present or able to act, by a chairperson to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting.  The Secretary, or in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.  The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

1.8
Inspectors of Election.  In advance of every meeting of stockholders, the Board by resolution or the Chairperson or President shall appoint one or more persons to act as inspectors of election at the meeting.  One or more other persons may be designated as alternate inspectors to replace any inspector who is unable or unwilling to act at such meeting.  If no inspector or alternate inspector has been appointed or is present, ready and willing to act at any meeting, the chairperson of the meeting shall appoint one or more persons to act as inspectors at the meeting.  Each inspector, before discharging the duties of office, shall faithfully take and sign an oath to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.  The inspectors shall have the duties prescribed by law.  Any person, including persons who serve the Corporation in other capacities, including without limitation, as officers, employees, agents or representatives of the Corporation, may act as an inspector, except that no candidate for the office of director shall act as an inspector of any election for directors.

1.9
Opening and Closing of the Polls.  At every meeting of stockholders, the chairperson of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

1.10	Order of Business.
(A)
Annual Meetings of Stockholders.  At any annual meeting of stockholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these By-Laws.  For nominations of individuals for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these By-Laws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the Corporation's notice of meeting) before an annual meeting of stockholders.

(B)
Special Meetings of Stockholders.  At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation's notice of meeting.  To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the special meeting by or at the direction of the Board; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to stockholders at any such special meeting.

Nominations of individuals for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these By-Laws as to such nomination.  This Section 1.10(B) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.
(C)
General.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-Laws and, if any proposed nomination or other business is not in compliance with these By-Laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

1.11	Advance Notice of Stockholder Business and Nominations.
(A)
Annual Meeting of Stockholders.  Without qualification or limitation, subject to Section 1.11(C)(4) of these By-Laws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.10(A) of these By-Laws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 1.12 of these By-Laws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder's notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation's rights with respect to any deficiencies in any notice provided by a stockholder, to extend any applicable deadlines hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders.
(B)
Special Meetings of Stockholders.  Subject to Section 1.11(C)(4) of these By-Laws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 1.12 of these By-Laws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary.

To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder's notice as described above.
In addition, to be considered timely, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.
(C)	Disclosure Requirements.
(1)	To be in proper form, a stockholder's notice to the Secretary must include the following, as applicable.
(a)	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder's notice must set forth:
(i)
the name and address of such stockholder, as they appear on the Corporation's books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith,

(ii)
(A)
the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith,

(B)
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith,

(C)
any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the Corporation,

(D)
any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a "Short Interest"),

(E)
any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation,

(F)
any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership,

(G)
any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith,

(H)
any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, and

(I)
any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(iii)
all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and

(iv)
any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)
If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder's notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment), and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)
As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder's notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (i) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)
With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, a stockholder's notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 1.12 of these By-Laws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these By-Laws, including without limitation Sections 1.10, 1.11 and 1.12 hereof, shall be eligible for election as directors.

(2)
For purposes of these By-Laws, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)
Notwithstanding the provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-Laws with respect to nominations or proposals as to any other business to be considered.

(4)
Nothing in these By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.  Subject to Rule 14a-8 under the Exchange Act, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation's proxy statement any nomination of director or directors or any other business proposal.

1.12
Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.11 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such individual's ability to comply, if elected as a director of the corporation, with such individual's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such individual's personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, (D) consents to being named as a nominee in the Corporation's proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director, and (E) will abide by the requirements of Section 1.13(B) of these By-Laws.

1.13	Procedure for Election of Directors; Required Vote.
(A)
Except as set forth below, the election of directors at all meetings of stockholders at which directors are to be elected shall be by ballot, and a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors.  For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election.  Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director's election.  Notwithstanding the foregoing, in the event of a "contested election" of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this By-Law, a "contested election" shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 1.11 of these By-Laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 1.11; provided, however, that the determination that an election is a "contested election" shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.  If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)
If a nominee for director who is not an incumbent director does not receive a majority of votes cast, the nominee shall not be elected.  If an incumbent director who is standing for re-election does not receive a majority of votes cast, the director shall promptly tender his or her resignation to the Board in accordance with the agreement contemplated by clause (E) of Section 1.12 of these By-Laws.  The Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the director's resignation, or whether other action should be taken.  The director shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board with respect to his or her resignation. The Board shall act on the tendered resignation, taking into account the Corporate Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  If such incumbent director's resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director's resignation is accepted by the Board pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.9 of these By-Laws or may decrease the size of the Board pursuant to the provisions of Section 2.1 of these By-Laws.

(C)
Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

2.	BOARD OF DIRECTORS.
2.1	General Powers; Number, Election and Term of Directors.
(A)
The business of the Corporation shall be managed under the direction of the Board.  In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

(B)
The Board shall consist of not less than six nor more than 17 directors, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board.  A majority of the Board must be persons who are neither current nor former officers or employees of the Corporation or its subsidiaries.  The Board shall be divided into three classes.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board.  The term of office of the first class will expire at the first annual meeting of stockholders after the initial classification of the Board, that of the second class will expire at the second meeting after the initial classification of the Board, and that of the third class will expire at the third annual meeting after the initial classification of the Board.  At each annual meeting of stockholders after such initial classification of the Board, directors shall be chosen for a term of three years to succeed those whose terms expire, and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors, subject to the provisions of Sections 2.7 and 2.8 hereof.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case may a decrease in the number of directors shorten the term of any incumbent director.  As used in these By-Laws, "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

2.2
Quorum and Manner of Acting.  A majority of the directors in office (but not less than one-third of the entire Board) shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.9 of these By-Laws.  Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote, if a quorum is present, unless otherwise provided by law or these By-Laws.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present, on notice given as provided in Section 2.6 hereof.

2.3
Annual and Regular Meetings.  Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders on notice as provided in Section 2.6 of these By-Laws.  Regular meetings of the Board may be held at such times and places as the Board determines.

2.4
Special Meetings.  Special meetings of the Board may be called by the Chairperson of the Board or, in the absence of the Chairperson, the Chief Executive Officer of the Corporation or by three directors.

2.5
Conference Telephone Meetings.  Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

2.6
Notice of Meetings. Notice of the time and place of each regular and special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it by first-class mail to the director at the director's residence or usual place of business at least five days before the meeting, or by mailing it by overnight mail or courier service to the director at the director's residence at least 24 hours before the meeting, or by email or other electronic means, facsimile transmission, telephone or by hand, at least 12 hours before the meeting.  Notice of a special meeting shall also state the general purpose or purposes for which the meeting is called.  Notice need not be given to any director who waives notice thereof in accordance with Section 7.5, or who attends the meeting without protesting the lack of notice to him or herself, either before the meeting or when it begins.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7
Resignation of Directors.  Any director may resign at any time by giving written notice to the Chairperson of the Board, to take effect at the time specified therein.  A resignation is effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

2.8
Retirement of Directors.   Unless otherwise provided by resolution of the Board, any director who is also an officer of the Corporation shall retire from the Board upon the earlier of (a) attaining age 65 or (b) retirement as an officer of the Corporation.  Unless otherwise provided by resolution of the Board, any director who is not an Officer of the Corporation shall retire from the Board at the next annual meeting of Stockholders after the director attains the age of 72.

2.9
Vacancies.  Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the remainder of the unexpired term by a majority vote of the remaining directors, though not a quorum.

2.10
Action by Directors Without a Meeting.  Any action by the Board or any committee of the Board may be taken without a meeting, if a written consent to the action is consented to by all of the members of the Board or committee, in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

2.11
Compensation.  Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties.  A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

2.12
Chairperson of the Board.  The Chairperson of the Board, if one is elected, shall preside at all meetings of the Board and of the stockholders.  The Chairperson shall perform all duties incident to the office of Chairperson of the Board and shall have such other powers and duties as the Board assigns to that individual.  In the absence of the Chairperson, the Board shall designate a member of the Board as temporary Chairperson.

3.	COMMITTEES.
3.1
Standing Committees.  The Board shall by resolution designate an Audit/Finance Committee, a Corporate Governance Committee, and a Compensation Committee, each consisting of two or more members of the Board.  Unless otherwise provided by Board resolution, any current or former officer or employee of the Corporation or its subsidiaries shall not serve on any Standing Committee.  The members of each such Committee shall serve at the pleasure of the Board, and the Board shall designate from the membership a Committee chairperson and shall fill any membership vacancies.  The Corporate Governance Committee shall determine, from time to time, after consultation with each Committee, the scope of each standing Committee's responsibilities, which shall be set forth in a written statement to be submitted to the Board for approval.  Each such Committee shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board.

3.2
Executive Committee.  The Board may by resolution designate an Executive Committee of four or more members of the Board, which Committee shall have all the authority of the Board except as otherwise provided in the resolution or by law.  The members of such Committee shall serve at the pleasure of the Board, and the Board shall designate from among the membership a Committee chairperson and shall fill any membership vacancies.

3.3
Other Committees.  The Board may by resolution provide for such other standing or special committees, composed of two or more members of the Board, and discontinue the same at its pleasure.  Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board.

3.4
Meetings of Committees.  Each committee of the Board shall fix its own rules of procedure consistent with the provisions of the Board governing such committee, and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of its chairperson or any two members of such committee.  Unless otherwise provided by such rules or by such resolution, the provisions of Article 2 of these By-Laws relating to the place of holding and notice required of meetings of the Board shall govern committees of the Board.  A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board otherwise qualified for membership of such committee to act in the place of such absent member.  The vote of a majority of such quorum at a duly constituted meeting shall be sufficient to authorize any action within the scope of responsibilities of each committee, unless otherwise provided by the rules of such committee or by resolution of the Board.  Each committee shall keep minutes of its meetings and all action taken by such committee shall be reported to the Board at its next meeting.

4.	OFFICERS.
4.1
Executive and Other Officers.  The officers of the Corporation shall be elected by the Board and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer, a Secretary and a Controller (any of whom may be designated by the Board as executive officers).  The offices of Chief Executive Officer and President may, but need not, be held by the same person, and the offices of Treasurer, Controller or Secretary, may, but need not, be filled by the same person, who may also be a Vice President.  Officers designated by the Board as executive officers shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, or until his earlier resignation or removal.

The Board may elect other officers including Vice Presidents (not otherwise designated by the Board as executive officers), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such period and have such powers and duties as the Board determines.
4.2
Vacancies.  A vacancy in any newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled for the unexpired term in the manner prescribed in Section 4.1 of these By-Laws for election or appointment to the office.  Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

4.3	The President. The President shall act in a general executive capacity and perform all duties incident to the office of President and such other duties as the Board assigns to that individual.
4.4
Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board, have the general management and control of the business and affairs of the Corporation and, in general, shall have all powers and perform all duties incident to the office of Chief Executive Officer.

4.5
Vice Presidents.  Each Vice President shall have such designation as the Board may determine and such powers and duties as the Board or the Chief Executive Officer, subject to the control of the Board, assigns to that individual.  One of the Vice Presidents, who is an executive officer, may be designated by the Board to act, in the absence of the Chief Executive Officer, in the Chief Executive Officer's place.

4.6
Chief Financial Officer.  The Chief Financial Officer shall act in an executive financial capacity.  The Chief Financial Officer shall assist the Chief Executive Officer and the President in the general supervision of the Corporation's financial policies and affairs.

4.7
The Treasurer.  The Treasurer shall, subject to the direction of the Chief Executive Officer, have charge of all funds, securities, notes, receipts and disbursements of the Corporation.  The Treasurer shall be responsible for the deposit of Corporation funds in or withdrawal from such banks or other depositories as shall be selected by the Chief Executive Officer with the approval of the Board, and shall provide all necessary cash and other records to the Controller.  The Treasurer shall perform such other duties as treasurers of corporations usually have or as the Chief Executive Officer or the Vice President to whom the Treasurer reports assigns to that individual.

4.8
The Secretary.  The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of the Board and of the stockholders and shall keep the seal and shall apply it to any instrument requiring it.  The Secretary shall be custodian of the corporate records (except accounting records), contracts and documents, and shall have such other powers and duties as the Chief Executive Officer or the Vice President to whom the Secretary reports assigns to that individual.  In the absence of the Secretary from meetings, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.9
The Controller.  The Controller shall be the officer in charge of accounts of the Corporation and shall be responsible for the maintenance of adequate accounting and internal control procedures and adequate records of the Corporation for the preparation of financial statements and reports on the operation of the business.  The Controller shall be responsible for the administration of the office and shall have such other powers and duties as the Board, the Chief Executive Officer or the Vice President to whom the Controller reports assigns to that individual.

4.10
Subsidiary, Business Unit or Division Officers.  For administrative and management purposes, the Chief Executive Officer, may appoint such subsidiary, business unit or division officers ("Business Officers") with such titles, as deemed necessary or advisable for the transaction of the business of the Corporation.  Any Business Officer may be removed from office as a Business Officer, either with or without cause, at any time, by the Chief Executive Officer or by any other executive officer of the Corporation or officer of a subsidiary, business unit or division to whom such Business Officer may at the time be responsible.  A Business Officer shall not be an officer of the Corporation by virtue of his or her position as such Business Officer.  Business Officers shall perform such duties as shall be assigned to them from time to time by the Chief Executive Officer but no Business Officer shall execute any deed, lease or other conveyance or transfer of real property of the Corporation, any note or other evidence of indebtedness or any mortgage or other security for indebtedness.

4.11
Resignation of Officers.  Any officer, whether elected or appointed, may resign at any time by giving written notice to the Chairperson of the Board, the President or the Secretary, to take effect at the time specified therein.  The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

4.12
Removal.  Any officer elected, or agent appointed, by the Board may be removed from office with or without cause by the affirmative vote of a majority of the Board.  Any officer or agent appointed by the Chief Executive Officer or the President may be removed by the officer that appointed such officer or agent with or without cause.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

5.	SHARES.
5.1
Certificates.  The shares of the Corporation shall be represented by certificates in the form approved by the Board, unless the Board by resolution provides that some or all classes or series of stock shall be uncertificated shares (provided that no such resolution shall apply to shares theretofore represented by a certificate unless and until such certificate is surrendered to the Corporation).  Notwithstanding the adoption of such resolution by the Board, every holder of shares represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate representing such shares registered in his or her name on the Corporation's books.  Each certificate shall be signed by the President or a Vice President and by the Secretary or the Treasurer.  Any or all the signatures on the certificate may be a facsimile.

5.2
Transfers; Lost, Stolen or Destroyed Certificates.  Shares shall be transferable only on the Corporation's books (and, in the case of shares represented by certificates) upon surrender of the certificate for the shares, properly endorsed.  The Board may require evidence of loss, destruction or theft in addition to a satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost, stolen or destroyed.

5.3
Transfer Agents and Registrars.  The Corporation shall have one or more transfer agents and one or more registrars of its shares, whose respective duties shall be defined by the Board.  Unless the Board specifically directs otherwise with respect to a particular certificate, no certificates for shares shall be valid unless countersigned by a transfer agent and unless registered by a registrar.

6.	INDEMNIFICATION.
6.1	Indemnification.
(A)
Each person who was or is a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this By-Law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a "Covered Person"), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.  Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or ceased serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators; provided, that except as provided in paragraph (A) of Section 6.3, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.  For purposes of this Article 6, the "officers" of the Corporation shall be the persons identified in resolutions of the Board as officers of the Corporation, whether for purposes of Section 16 of the Exchange Act or otherwise.

(B)
To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows:  (i) by a majority of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a majority of the Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Disinterested Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a "Change of Control" as defined in the Amended and Restated Carpenter Technology Corporation Change of Control Severance Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Disinterested Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

6.2
Mandatory Advancement of Expenses.  To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such director or officer is not entitled to be indemnified for such expenses under this By-Law or otherwise.

6.3	Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.
(A)
All of the rights conferred in this Article 6, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person's service to or at the request of the Corporation and (i) any amendment or modification of this Article 6 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person's heirs, executors and administrators.

(B)
All of the rights conferred in this Article 6, as to indemnification, advancement of expenses and otherwise (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office and (ii) cannot be terminated or impaired by the Corporation, the Board or the stockholders of the Corporation with respect to a person's service prior to the date of such termination.

6.4
Insurance, Other Indemnification and Advancement of Expenses.  The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.  The Corporation may also, to the extent authorized from time to time by the Board or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.

6.5
Definitions.  For purposes of this By-Law:  (i) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.  (ii) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

6.6
Notices and Requests.  Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

6.7
Severability.  If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (i) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

7.	MISCELLANEOUS.
7.1	Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.
7.2
Dividends.  The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

7.3	Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the Corporation's fiscal year shall end on June 30.
7.4
Voting of Shares in Other Corporations.  Shares in other corporations which are held by the Corporation may be represented and voted by the President or a Vice President of this Corporation or by proxy or proxies appointed by one of them.  The Board may, however, appoint some other person to vote the shares.

7.5
Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

7.6
Exclusive Forum.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's certificate of incorporation or By-Laws (as either may be amended from time to time) or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

7.7
Amendments.  These By-Laws may be amended, repealed or adopted by the affirmative vote of a majority of the entire Board or of the holders of two-thirds of the issued and outstanding stock of the Corporation entitled to vote.